EXHIBIT 31.4

CERTIFICATIONS PURSUANT TO

SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION

I, Mark W. Marinko, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Great Lakes Dredge & Dock Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: March 27, 2015

/s/ Mark W. Marinko
Mark W. Marinko
Senior Vice President and Chief Financial Officer